Exhibit 99.1

Talos Announces Management Update

Houston, Texas, May 19, 2025 - Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that Gregory M. Babcock, the current Vice President and Chief Accounting Officer, has been appointed Interim Chief Financial Officer (“Interim CFO”) of the Company, effective June 28, 2025 to replace Sergio L. Maiworm Jr., the Company’s Executive Vice President and CFO, who has chosen to pursue a new opportunity. Mr. Maiworm will remain with Talos and continue to serve as Chief Financial Officer of the Company for a transitional period through June 27, 2025.

Mr. Babcock has more than 17 years of industry experience. He joined Talos in 2014 and has served in his current position since 2019, where he has collaborated closely with Mr. Maiworm. As Interim CFO, Mr. Babcock will report directly to the CEO.

“Sergio has been a valued member of our executive team, and we appreciate his leadership, integrity, and many contributions to Talos over the years. We wish him continued success in this next chapter of his career,” said Paul Goodfellow, President and Chief Executive Officer of Talos. “At the same time, I am pleased to continue working closely with Greg. Greg has demonstrated a strong financial acumen during his time at Talos and he is well positioned to step into the Interim CFO position. We look forward to Greg’s continued contributions to the Company.”

This leadership change is not related to any issues involving the Company’s financial reporting or internal controls. Talos reaffirms its production guidance for the second quarter of 2025, as well as its operational and financial guidance for the full year 2025.

The Company has initiated a comprehensive search for a permanent Chief Financial Officer.

Mr. Babcock has been a member of the Talos’s finance and accounting department for the past eleven years, serving as Chief Accounting Officer since August 2019 and promoted to Vice President and Chief Accounting Officer in March 2021. Mr. Babcock also served as the Company’s Corporate Controller from May 2018 to August 2019, as Assistant Controller from September 2015 to May 2018, and as Financial Reporting Manager from May 2014 to September 2015. Prior to joining Talos, Mr. Babcock worked for Deloitte & Touche, holding positions of increasing responsibility in audit and mergers and acquisitions transaction services. Mr. Babcock is a Certified Public Accountant and holds a M.S. in Finance and B.B.A. in Accounting from Texas A&M University.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

Clay.Jeansonne@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, quality of assets, prospects, plans and objectives of the Board and management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to the timing and success of our business strategy, our expectations regarding financial and operational guidance, expected timing and transition regarding a permanent CFO, and other risks discussed in “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”).

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002